Exhibit 10.9

FIRST AMENDMENT TO PHANTOM STOCK INTEREST  AGREEMENT

THIS AGREEMENT, made and entered into as of the 24th day of March , 2011 by and between Affinity Group, LLC, a Delaware limited liability company, successor by conversion from Affinity Group, Inc. (“AGI”) and                                  (the “Executive”);

WHEREAS, AGI and the Executive are parties to the Phantom Stock Agreement (“Agreement”) dated the 1st day of January, 2010; and

WHEREAS, AGI and the Executive have agreed to freeze the value of the Phantom Stock Interest (“PSI”) (as defined in Article II of the Agreement) as of December 31, 2010.

WHEREAS, AGI and the Executive acknowledge that the PSI in the Agreement shall continue to be interpreted in accordance with Section 409A of the Internal Revenue Code.

NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement, herein, and other good and valuable consideration, AGI and the Executive hereby agree as follows:

1.               The Determination Date, as defined in Section 4.1 of the Agreement, shall be December 31, 2010.  The value of the PSI to the Executive shall be fixed at $                        , which equals the value of the PSI, determined in accordance with the terms of the Agreement, as of December 31, 2010.

2.               Payment of the PSI shall be made in accordance to Section 3 or 4 below, as applicable.

3.               Except in the case of termination of the Executive’s employment, whether by death or otherwise, or Sale, as defined in Section 4.1 of the Agreement, payment of the PSI shall be paid, (i) one-third thereof on December 31, 2012, (ii) one-third thereof on December 31, 2013, and (iii) one-third thereof on December 31, 2014.

4.               In the case of termination of the Executive’s employment, whether by death or otherwise, or Sale, as defined in Section 4.1 of the Agreement, the unpaid portion of the PSI shall be paid as follows: (i) one-third thereof shall paid within 30 days of such date, (ii) one-third thereof shall be paid on the first anniversary of the termination date, and (iii) one-third thereof shall be paid on the second anniversary of the termination date.

IN WITNESS WHEREOF, the individual party has hereto set his hand and the corporate has caused these presents to be executed by a proper officer thereunto duly authorized all as of the day and the year first above written.

AFFINITY GROUP, LLC

BY:

Its:

Executive